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                                                                     Exhibit 5.1





                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 PEACHTREE STREET, N.E.
                                 SIXTEENTH FLOOR
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600

                                  July 29, 1999





         RE:      REGISTRATION OF 90,000 SHARES OF COMMON STOCK;
                  REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         We have acted as counsel to Main Street Banks Incorporated, a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement"), of an aggregate of 90,000 shares of common stock, $1.00 par value ("Common Stock"), of the Company (the "Shares"). Of the Shares being registered, 60,000 shares are being offered for sale to the pubic by the Company and 30,000 shares are being offered for sale to the public by a selling shareholder.

         In this capacity, we have examined the Registration Statement in the form filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof, and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares and such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to questions of fact material and relevant to our opinion, where such facts were not independently verified by us, we have relied, to the extent we deemed such reliance proper, upon certificates or representations of responsible officers or other appropriate representatives of the Company.

         Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the shares to be sold by the Company, when issued and delivered against payment therefore, will be validly issued, fully paid and non-

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Main Street Banks Incorporated
1134 Clark Street
Covington, Georgia  30014

assessable, and that the shares to be sold by the selling shareholder are validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement.


                                                              Very truly yours,




                                 /s/     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP